                      Employment and Consulting Agreement


                               ALADDIN GAMING, LLC

                        EMPLOYMENT & CONSULTING AGREEMENT

      This Agreement is made between and among Aladdin Gaming, LLC (the "Company"), Aladdin Holdings, LLC ("Aladdin Holdings") and Richard J. Goeglein ("Executive").

      1. Term. Executive's employment with the Company pursuant to this Agreement shall commence on January 1, 1997 (the "Effective Date") and shall continue for five years and six months thereafter subject to the terms and conditions herein set forth (the Employment Term"). For a period of five years following the termination of the Employment Term, Executive shall be retained as a consultant and as a member of the Board of Directors of the Company (the "Consulting Term") with an annual retainer of $100,000 (paid no less frequently than monthly); provided, however, that the Company, in its sole discretion, may terminate the Consulting Term at any time by notifying Executive thereof and along with such notification making a lump-sum payment to Executive equal to $500,000 less the amount of any retainers previously paid to Executive by the Company during the Consulting Term.

      2. Duties and Scope of Employment.

            (a) Position; Employment Commencement Date. From the Effective Date until the first date that the Company operates the newly renovated and expanded Aladdin Hotel and Casino (the "Operational Date"), the Company shall employ the Executive as the President of the Company reporting to the Chief Executive Officer of the Company and the Board of Directors of the Company (the "Board"). On and after the Operational Date, the Company shall employ the Executive as the sole Chief Executive Officer and President of the Company, reporting only to the Board. Additionally, Executive shall serve as a member of the Board during the Employment Term and the Consulting Term. As President and Chief Executive Officer of the Company, Executive shall have the duties and responsibilities customarily associated with such positions, including senior management powers and responsibilities for the Company's business and affairs.

            (b) Obligations. Except in connection with his employment as President of Gaming Associates, Inc., his provision of services to GAI, LLC and his provision of services as a member of the Gaming Oversight Committee of the Marriott Corporation, Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof, including those upon which Executive currently serves, all of which are listed on Exhibit A hereto, without the approval of the Board, so long as such activities do not substantially interfere with Executive's ability to discharge his duties to the Company hereunder. If the Board reasonably and in good faith determines that the time Executive is devoting to such activities materially interferes with or impairs his ability to properly discharge his duties to the Company and so notifies Executive, then the Executive will promptly take such action as is necessary to eliminate such interference or impairment, including curtailing or ceasing such activities. If the Board reasonably and in good faith determines that Executive's activities for other entities or organizations give rise to a conflict of interest with the business of the Company, then the parties agree to address such conflict issues on a mutually approved and a reasonable basis to eliminate the conflict; provided, however, Executive will comply with reasonable Board directives in this respect. Specifically, if the Board reasonably determines that a company upon which Executive serves as a member of the board of directors or in another capacity, is a competing company as such term is defined in Section 23(b) hereof with the Company, the Board may ask Executive to resign from such membership or cease services to such a company, and Executive shall promptly comply with such request.

      3. Employee Benefits. Except as specified in the next sentence, during the Employment Term, Executive shall be eligible to participate in (i) all employee benefit plans currently and hereafter maintained by the Company for senior management, including, without limitation, life, group health and disability insurance, incentive, profit-sharing, savings, deferred compensation and retirement plans, practices, policies and programs according to their terms, and
(ii) such other employee benefits as are set forth in this Agreement. During the Employment Term and while Executive, his spouse and dependent child receive comparable health care benefits at no cost from an entity other than the Company, the Company shall not be required to provide group health insurance benefits to Executive, his spouse and dependent child; provided, however, that should Executive, his spouse or dependent child lose such health care coverage (or in the event that it is provided on other than a no cost basis), then the Company shall provide replacement coverage under the Company's group health plans according to their terms.

      4. Compensation.

            (a) Base Salary. During the Employment Term, the Company shall pay the Executive as compensation for his services a base salary at the minimum annualized rate of $500,000, which shall increase to the minimum annualized rate of $600,000 as of the Operational Date (as in effect from time to time, the "Base Salary"). The Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's salary shall be reviewed annually for possible raises in light of Executive's performance of his duties, as determined by the Board or its Compensation Committee. Such Base Salary shall not be reduced after any increase thereto pursuant to this Section 4(a).

            (b) Bonus. As of the Operational Date and during the Employment Term, Executive shall be eligible to receive an annual bonus with "on target" performance resulting in a payment equal to 50% of one year's Base Salary and with a potential payout equal to 75% of one years' Base Salary (the "Annual Bonus"); provided, however, that if the payment of the Annual Bonus would result in the loss of a Company corporate income tax deduction by virtue of the provisions of Internal Revenue Code Section 162(m) (a "162(m) Deduction Loss"), then the otherwise non-deductible portion of such Annual Bonus shall have its payment deferred until the


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earlier of (i) the end of any calendar year in which Executive's compensation for such calendar year would not result in a 162(m) Deduction Loss (but only to the extent that such deferred payment would not result in a 162(m) Deduction
Loss), or (ii) the date upon which Executive ceases to be a "covered employee" as defined in Internal Revenue Code Section 162(m)(3). Any such deferred amount shall earn interest from the Company at the mid-term applicable federal rate under Internal Revenue Code Section 1274(d) as in effect upon the date of deferral, compounded monthly from the date of deferral until the date of payment. The performance milestones for earning the Annual Bonus shall be established in good faith by the Board or its Compensation Committee in conjunction with Executive so as to have a probability of attainment comparable to that of the annual target bonuses of the chief executive officers of corporations or entities similar to the Company. The Annual Bonus shall be prorated for the first year and for any subsequent partial fiscal years of employment hereunder.

            (c) LLC Membership Interest Purchase.

                  (i) Initial Purchase. On the date of signing of this Agreement by the parties hereto, Executive shall purchase a membership interest equal to two percent of the total membership interest of the Company, for a purchase price of $1200, which amount equals 100% of the fair market value of Executive's membership interest on the date of purchase (the "Restricted Membership Interest"). Subject to acceleration as set forth elsewhere in this Agreement, the Restricted Membership Interest shall become 100% vested on the earlier of
(i) July 1, 2002, (ii) the date upon which securities that have been exchanged for the Restricted Membership Interest become publicly traded on an established securities market, conditioned upon Executive's continued employment, consulting or director relationship with the Company as of such vesting date. Any unvested portion of the Restricted Membership Interest shall be subject to repurchase by the Company for the purchase price originally paid by Executive if Executive terminates his employment, consulting or director relationship with the Company.

                  (ii) Anti-Dilution Purchases. Upon the Company's closing of a financing transaction or transactions involving the sale of membership interests, equity (or securities convertible into membership interests or equity) of the Company (a "Financing Transaction"), and if Executive is employed by the Company upon such closing date or dates, Executive shall have the right to purchase that number of such instruments that would result in Executive being able to purchase, in the aggregate, (including pursuant to his initial purchase under the preceding paragraph) two percent of the fully-diluted membership interest or equity of the Company, as measured on the date of such closing or closings; provided, however, that such right to purchase shall only be effective with respect to non-compensatory Financing Transactions (i.e., Executive shall not have the right to make anti-dilutive purchases with respect to ordinary course of business compensatory sales of stock or membership interests to Company employees). Any such right of Executive to make an anti-dilutive purchase of stock hereunder shall be at the most favorable price and on the most favorable terms and conditions as are provided to any party in the Financing Transaction. For purposes of this Agreement, "fully diluted equity of the Company" shall mean


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the aggregate amount of membership interests (or the aggregate number of shares of all outstanding common and preferred stock) plus the aggregate amount of membership interests (or the number of shares of common and preferred stock) that could be obtained through the exercise or conversion of rights, options, warrants and convertible securities (other than employee equity compensation). Notwithstanding the foregoing, Executive shall not have the right to make anti-dilutive purchases (i) in any Financing Transaction in which his equity ownership interest in the Company is diluted to the same extent as the equity interest in the Company held by The Trust Under Article Sixth u/w/o Sigmund Sommer or its affiliates (the "Trust"),or (ii) as a result of any sales or transfers arising as a result of the death of Mrs. Viola Sommer or for the purpose of satisfying attendant estate tax liabilities. If, in the event of a public offering, underwriters take issue with Executive's rights under this paragraph, the underwriters, Company and Executive will address such issues on a mutually approved and reasonable basis, taking into account the interests of all involved.

                  (iii) Put Right. In the event that (i) the IPO has not occurred by the end of the Employment Term, or (ii) during the Employment Term, Executive is terminated other than for "Cause" or voluntarily terminates for "Good Reason" (both as defined in Section 9 hereof) on or after the date upon which substantially complete project financing sufficient for substantially full renovation and construction has been secured for the Aladdin Hotel and Casino Redevelopment and Expansion project set forth in the presentation to GW Vegas prepared by Westwood Capital LLC and dated July 1996 (or as subsequently modified) and as finally approved by the Clark County Commission (the "Funding"), then Executive shall have the right (but not the obligation) to sell any membership interest (or shares exchanged for such interest) purchased hereunder back to the Company on the date that is the one year anniversary of the date of such termination of employment or end of the Employment Term (the "Anniversary Date") (so long as the IPO has not occurred by such date) at a price equal to the fair market value of such membership interest or shares on the Anniversary Date, as determined by an independent appraisal firm mutually agreed to by and between the Company and Executive, with the costs of such appraisal being paid by the Company (the "Put Right"). The Put Right must be exercised in writing by Executive by the Anniversary Date or it shall become void and without further effect. If the Put Right is exercised, the Company must purchase the membership interest or shares subject to the Put Right within ninety days following the Anniversary Date.

                  (iv) LLC Distributions. While the Company remains an LLC, the Company will distribute sufficient cash for Executive to satisfy the tax obligations arising from his membership interest.

            (d) Stock Option. On the date, if any, upon which the Company (or an affiliate of the Company) effects an initial public offering for its securities (the "IPO"), Executive shall be granted a stock option covering such securities (the "Stock Option"). The number of shares subject to such option shall be equal to the number derived by dividing the 125% of the Base Salary by the "Price to Public" share price in such offering. The Stock Option per share exercise


                                       -4-
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price shall be equal to the "Price to Public" share price. The Stock Option, shall qualify, to the maximum extent permitted by Internal Revenue Code Section 422(d) or its successor provision, as an "incentive stock option." Subject to accelerated vesting as set forth elsewhere herein, the Stock Option shall vest as to one third of the shares subject to the Stock Option as of the date of grant, and as to an additional one third of such shares on each anniversary of the date of grant, so as to be 100% vested on the second anniversary of the date of grant, conditioned upon Executive's continued employment, consulting or director relationship with the Company as of each vesting date. The Company agrees to register the Stock Option and the stock issuable thereunder on a Form S-8 (or its successor form) with the Securities and Exchange Commission following the date of grant. In good faith and giving consideration to Executive's interests, the Company and Executive will agree upon the registration date(s).

            (e) Retainer. The Company has previously paid Executive a one-time retainer in the amount of $50,000.

      5. Expenses. During the Employment Term, the Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies.

      6. Life Insurance. During the Employment Term, the Company will obtain term life insurance for Executive in the amount of Executive's annual Base Salary, payable to the beneficiary designated by Executive.

      7. Disability Insurance. During the Employment Term, the Company will obtain the greatest amount of disability insurance reasonably available to Executive, provided that the Company shall not be required to provide long-term disability insurance coverage in excess of 66 and 2/3% of Executive's annual Base Salary.

      8. Special Right of Company to Terminate Agreement. In exchange for a lump-sum payment to Executive of $650,000, the Company shall have the right to terminate the Agreement without payment of severance benefits under Section 9 hereof if, as of January 1, 1999, the Funding has not been secured (the "Special Right"). The Special Right must be exercised in writing by the Company by February 1, 1999 or it shall become void and without further effect. The exercise of the Special Right shall not affect compensation previously earned by Executive hereunder, including all vested Equity Compensation.

      9. Severance Benefits. If, prior to the end of the Employment Term, Executive's employment with the Company terminates involuntarily other than for death, disability, exercise of the Special Right or "Cause," or if Executive terminates his employment with the Company voluntarily for "Good Reason" (both as defined herein), then (i) Executive shall be entitled to a lump-sum payment equal to the Base Salary that he would have been paid had he remained


                                       -5-
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employed by the Company through the end of the Employment Term, with such amount paid to Executive within thirty (30) days of such termination, (ii) to make Executive whole for any foregone Annual Bonus, Executive shall be entitled to an additional lump-sum payment equal to 50% of the Base Salary he would have been paid had he remained employed by the Company after the Operational Date and through the end of the Employment Term, with such amount paid to Executive within thirty (30) days of such termination (or, if Executive's termination is prior to the Operational Date, the amount shall be paid within thirty (30) days following the Operational Date), (iii) Executive's Stock Option, Restricted Membership Interest and any equity compensation granted to Executive by the Company or exchanged for the Restricted Membership Interest or Stock Option ("Equity Compensation") shall have their vesting accelerated in full so as to become 100% vested as of the date of termination, (iv) if such termination occurs prior to the IPO and the IPO occurs within twelve months following such termination, Executive shall be granted a 100% vested Stock Option on the date of the IPO, and (v) for the duration of the Employment Term, the Company shall provide to Executive and his spouse and daughter one hundred percent (100%) Company-paid health and life insurance coverage at the same level of coverage as was provided to Executive immediately prior to the date of termination (the "Company-Paid Coverage").

      For this purpose, "Good Reason" is defined as (i) the assignment to Executive of duties incommensurate with his status as President and Chief Executive Officer, or any material reduc tion of the Executive's duties, authority or responsibilities or any reduction, whether material or not, in Executive's title or reporting responsibilities, relative to the Executive's duties, authority, responsibilities, title or reporting responsibilities as in effect immediately prior to such reduction, except if agreed to in writing by the Executive; (ii) a reduction by the Company in the Base Salary, or Annual Bonus as in effect immediately prior to such reduction; (iii) the relocation of the Executive to a facility or a location more than thirty-five (35) miles from the Executive's then present location, without the Executive's written consent; or (iv)any material breach of this Agreement by the Company (if such breach is not cured within 60 days following receipt by the Company of written notice from the Executive specifying the facts relating to the breach).

      For this purpose, "Cause" is defined as Executive's (i) gross negligence in connection with the performance of his duties hereunder which materially adversely affects the Company and is not cured within a reasonable period of time after receipt by Executive of written notice from the Board, (ii) loss of Executive's key license issued by the Nevada Gaming Commission, (iii) any material breach of this Agreement by the Executive (if such breach is not cured within 60 days following receipt by the Company of written notice from the Company specifying the facts relating to the breach), (iv) misappropriation of funds or embezzlement by the Executive of the Company, or (v) conviction of Executive of a felony.

      10. Change of Control. In the event of a "Change of Control" of the Company (as defined herein) occurring while Executive is employed by the Company, Executive's Equity Compensation shall have its vesting accelerated in full so as to become 100% vested as of the date


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

of the Change of Control; provided, however, that if such potential vesting acceleration would cause a contemplated Change of Control transaction that was intended to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles, as determined by the Company's independent public accountants (the "Accountants") prior to the Change of Control, Executive's Equity Compensation shall not have its vesting so accelerated. For this purpose, "Change of Control" of the Company is defined as:

            (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than a group consisting of the members of the Board as of the Effective Date and their affiliated investment funds and the partners thereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that a "Change of Control" will not be deemed to occur under this paragraph with respect to (i) intra-family transfers among the Sommer family, or
(ii) sales or transfers arising as a result of the death of Mrs. Viola Sommer or for the purpose of satisfying attendant estate tax liabilities; or

            (b) The consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (c) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (d) The approval by the Board of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      11. Golden Parachute Excise Tax Gross-Up. In the event that the benefits provided for in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then the Executive shall


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

receive (i) a payment from the Company sufficient to pay such excise tax, and
(ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes arising from the payments made by the Company to Executive pursuant to this sentence; provided, however, that in the aggregate such payments shall not exceed $1,000,000. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section 11 shall be made in writing by the Accountants. For purposes of making the calculations required by this Section 11, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11.

      12. Automobile. During the Employment Term, the Company shall, in its discretion, either make available to Executive a 1997 or newer model Lexus LS 400 or pay Executive a monthly auto allowance sufficient to lease such automobile and reimburse Executive for the maintenance and insurance costs of such automobile.

      13. Death and Disability. If Executive dies or becomes permanently disabled while employed by the Company, then (i) then Executive shall cease to be employed hereunder, and (ii) Executive's Equity Compensation shall have its vesting accelerated in full so as to become 100% vested. Executive shall be considered permanently disabled if Executive is absent from employment or unable to render services hereunder on a full-time basis by reason of physical or mental illness or disability for six (6) months or more in the aggregate in any twelve (12) month period. Any question as to the existence or extent of Executive's disability upon which Executive and the Company cannot agree shall be determined by a qualified independent physician selected by the Board and approved by Executive, which approval shall not be unreasonably withheld.

      14. Relocation Expense Reimbursement. The Company will reimburse Executive for the following reasonable costs:

            (a) Reasonable hotel or housing costs for Executive and his immediate family for up to two years; provided, however, that the Company shall not reimburse Executive for any such costs arising more than fifteen days following the Company's provision of a loan to Executive as specified in Section 15.

            (b) Reasonable transaction costs associated with buying or renting Executive's new residence (closing costs, inspections, title insurance, legal expenses, brokerage and related fees, etc.).

            (c) Reasonable transaction costs associated with selling Executive's old residence (closing costs, inspections, title insurance, legal expenses, brokerage and related fees, etc.).

            (c) Reasonable costs associated with moving household furnishings, automobiles and personal effects.

            (d) Reasonable travel expenses incurred by Executive and family traveling to and from Las Vegas during the first two years of this Agreement.

      15. Relocation Loan. In connection with the transfer of Executive's principal place of employment to Las Vegas from California, the Company shall provide Executive with a five (5) year interest-free mortgage loan in the amount of up to $500,000 for purposes of Executive's acquisition of a new principal residence (the "Loan"). The Loan shall not be for more than the purchase price of the residence. The Loan shall be subject to, and governed by, the terms and conditions of a loan agreement and mortgage between the Executive and the Company. The Company shall retain a mortgage security interest in the residence during the term of the Loan. The Loan is intended to satisfy the Requirements of Proposed Treasury Regulation Section 1.7872-5T(c)(1) and the Executive and the Company agree to execute such documents as are necessary to comply therewith. The term of the Loan shall be shortened to two years in the event Executive is terminated for Cause.

      16. Legal Fee Reimbursement. The Company agrees to pay Executive's legal fees associated with entering into this Agreement up to $15,000 upon receiving an invoice for such legal services.

      17. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

      18. D&O Insurance. During the Employment Term and the Consulting Term, the Company agrees to maintain director and officer liability insurance in scope and amounts reasonably satisfactory to Executive, to the extent available.

      19. Indemnification. The Company shall indemnify Executive to the same extent as other senior executives and directors of the Company are indemnified. The foregoing indemnification shall not be inclusive of any other right which Executive may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The foregoing indemnification shall not be deemed to affect any rights to subrogation which may exist in any policy of directors and officers liability.

      20. Vacation. Executive shall be entitled to paid vacation of four weeks per year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

      21. Fringe Benefit Gross-Up. Executive will be fully "grossed-up"by the Company for any imputed income required to be recognized under Sections 6, 7, 12, and 14 hereof so that the economic effect to Executive is the same as if these benefits were provided to Executive on a non-taxable basis; provided, however, that the total of such gross-up payments shall not exceed $100,000 in the aggregate.

      22. Full Settlement; No Mitigation. The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to the Executive hereunder. The Company agrees to pay for any legal fees and expenses reasonably incurred by the Executive in connection with any breach of this Agreement by the Company.

      23. Covenant Not to Compete.

            (a) Covenant Not to Compete. For a period of one year following Executive's termination of employment with the Company (i) by the Company for Cause, or (ii) by Executive for other than Good Reason, Executive will not render services as an employee, consultant, director, partner, owner to, or participate as more than a 2% shareholder in, any Competing Company, as such term is defined immediately below. This covenant shall not apply in the event of any other termination of Executive's employment with the Company.

            (b) Competing Company. "Competing Company" shall mean another company, corporation, partnership, limited liability corporation or other entity any portion of who is a business competitor of the Company in Clark County, Nevada.

      24. Assignment. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

      25. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, or sent by Federal Express or a similar private delivery company, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

      If to the Company:    Aladdin Holdings LLC
                            Sigmund Sommer Properties
                            280 Park Avenue, 38th Floor
                            New York, New York  10017
                            Attn:  Ron Dictrow

      If to Executive:      Richard J. Goeglein
                            at the last residential address known by the Company

      26. Guarantee. Aladdin Holdings LLC hereby unconditionally and irrevocably guarantees to Executive the performance of all payment obligations of the Company, its successors and assigns with respect to the Agreement; provided, however, that (i) such guarantee shall become void and without further effect, and (ii) Aladdin Holdings LLC shall cease being a party to this Agreement, as of the date, if any, of the Funding.

      27. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      28. Entire Agreement. This Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment and director relationship with the Company, and supersedes and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

      29. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

      30. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement.

ALADDIN GAMING, LLC


By:    Jack Sommer                        /s/ Jack Sommer
    ------------------------              ------------------------
                                                    Signature
Date:   7/1/97

RICHARD J. GOEGLEIN


Date: July, 1997                          /s/ Richard J. Goelein
                                          ------------------------

ALADDIN HOLDINGS, LLC


By:    Jack Sommer                        /s/ Jack Sommer
    ------------------------              ------------------------
                                                    Signature
Date:   7/1/97

                                    EXHIBIT A

                                BOARD MEMBERSHIPS

Platinum Software Corporation

AST Research, Inc.

Hollywood Park

Diamond Seal

                               ALADDIN GAMING, LLC

                                  AMENDMENT TO

                        EMPLOYMENT & CONSULTING AGREEMENT

      This Amendment (the "Amendment") is made this _____ day of January, 1998, between and among Richard J. Goeglein ("Executive"), Aladdin Gaming, LLC (the "Company") and Aladdin Holdings, LLC ("Holdings").

      WHEREAS, it was initially agreed that Executive would be given certain put rights with respect to certain LLC membership interests purchased by Executive pursuant to the Employment Agreement made between and among the Company, Holdings and Executive as of January 1, 1997 (the "Employment Agreement") upon the end of his "Employment Term" (as such term is defined in the Employment Agreement) if, upon such date, the Company (or an affiliate of the Company) has not effected an "IPO" (as such term is defined in the Employment Agreement); and

      WHEREAS, the Employment Agreement did not properly reflect such initial agreement;

      NOW, THEREFORE, the Company, Holdings and Executive agree that the Employment Agreement is hereby amended to properly reflect the initial agreement.

      1. Employment Agreement Amendment. Section 4(c)(iii) of the Employment Agreement is hereby amended in its entirety to read as follows:

                  "(iii)   Put Rights.

                        (A) Certain Terminations During Employment Term. In the event that, during the Employment Term, Executive is terminated other than for "Cause" or voluntarily terminates for "Good Reason" (both as defined in Section 9 hereof) on or after the date upon which substantially complete project financing sufficient for substantially full renovation and construction has been secured for the Aladdin Hotel and Casino Redevelopment and Expansion project set forth in the presentation to GW Vegas prepared by Westwood Capital LLC and dated July 1996 (or as subsequently modified) and as finally approved by the Clark County Commission (the "Funding"), then Executive shall have the right (but not the obligation) to sell any membership interest (or shares exchanged for such interest) purchased hereunder back to the Company on the date that is the one year anniversary of the date of such termination of employment (the "Anniversary Date") (so long as the IPO has not occurred by such date) at a price equal to the fair market value of such membership interest or shares on the Anniversary Date, as determined by an independent appraisal firm mutually agreed to by and between the Company and Executive, with the costs of such appraisal being paid by the Company (the


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

"Employment Term Put Right"). The Employment Term Put Right must be exercised in writing by Executive by the Anniversary Date or it shall become void and without further effect. If the Employment Term Put Right is exercised, the Company must purchase the membership interest or shares subject to the Employment Term Put Right within ninety (90) days following the Anniversary Date.

                        (B) Lapsing of Employment Term Prior to IPO. In the event that the IPO has not occurred by the end of the Employment Term (the "Employment Term Lapse Date"), then Executive shall have the right (but not the obligation) to sell any membership interest (or shares exchanged for such interest) purchased hereunder back to the Company at a price equal to the fair market value of such membership interest or shares on the Employment Term Lapse Date, as determined by an independent appraisal firm mutually agreed to by and between the Company and Executive, with the costs of such appraisal being paid by the Company (the "Employment Term Lapse Put Right"). The Employment Term Lapse Put Right must be exercised in writing by Executive within thirty (30) days following the Employment Term Lapse Date or it shall become void and without further effect. If the Employment Term Lapse Put Right is exercised, the Company must purchase the membership interest or shares subject to the Employment Term Lapse Put Right within ninety (90) days following receipt of Executive's exercise thereof."

      2. Other Employment Agreement Provisions. To the extent not expressly amended hereby, the Employment Agreement remains in full force and effect.

      3. Entire Agreement. This Amendment, taken together with the Employment Agreement (to the extent not expressly amended hereby), represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Executive's employment (the "Agreement"). The Agreement may be amended at any time only by mutual written agreement of the parties hereto.


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

      IN WITNESS WHEREOF, this Amendment has been entered into as of the date and year first set forth above.

ALADDIN GAMING, LLC


By:    Jack Sommer                        /s/ Jack Sommer
     --------------------------           ---------------------------
                                                   Signature
Date:   7/1/97

RICHARD J. GOEGLEIN


Date: July, 1997                          /s/ Richard J. Goelein
                                          ---------------------------

ALADDIN HOLDINGS, LLC


By:    Jack Sommer                        /s/ Jack Sommer
     --------------------------           ---------------------------
                                                    Signature
Date:   7/1/97


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